Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   July 8, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-105098

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus Supplement and Prospectus supplement dated June 3, 2003 relating to Merrill Lynch & Co., Inc. CoreNotes(SM) to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President


Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-105098
$5,547,200,000                                                                     Pricing Supplement No. 10046 - dated June 4, 2003
Merrill Lynch CoreNotes(SM)                                  (To Prospectus Supplement and Prospectus supplement dated June 3, 2003)
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CUSIP          Aggregate         Price to       Purchasing        Interest Rate   Interest Payment   Stated Maturity     Survivor's
Number       Principal Amount    Public(1)  Agent's Discount(1)     Per Annum         Frequency             Date           Option
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5901MOCQ0      $550,000          100.0%          1.0000%              2.75%            Monthly           6/9/2008            Yes

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                                 Trade Date: Wednesday June 4, 2003                                              Merrill Lynch & Co.
Merrill Lynch & Co., Inc.[LOGO]  Issue Date: Monday June 9, 2003                                                    Purchasing Agent
4 World Financial Center         Minimum Denominations/Increments: $1,000/$1,000                                 Acting as Principal
New York, NY 10080               Original Issue Discount: No
                                 All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                 Merrill Lynch DTC Participant Number:  5132

                                 (1) Expressed as a percentage of the aggregate principal amount.
                                     "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.
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